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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): May 3, 2006


                               AIMSI TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                        Utah
                   (State or Other Jurisdiction of Incorporation)

                               0-30685 87-0305395
          (Commission File Number) (I.R.S. Employer Identification No.)


                          702 South Illinois Avenue, Suite 203
                                  Oak Ridge, TN 37830
                       (Address of Principal Executive Offices)

                                       865-482-9879
                 (Registrant's Telephone Number, Including Area Code)


                                  Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         Entry into a Material Definitive Agreement;
ITEM 3.02         Unregistered Sales of Equity Securities

         On May 3, 2006, AIMSI Technologies, Inc., a Utah corporation (the "Company") entered into a binding Letter of Understanding (the "Letter") providing for the funding and management of the Company on a going forward basis in consideration for a substantial ownership interest in the Company. Pursuant to the Letter, a group comprised of Keystone Capital Resources, LLC ("Keystone"), Commonwealth Partners, LLC ("Commonwealth"), and KSR Associates, LLC ("KSRA," and collectively with Keystone and Commonwealth, "KCK") has agreed to advance to the Company up to $200,000 in the aggregate to pay operating expenses for April 2006 and on a going forward basis. KCK will advance a portion of the total loan amount each time the Company completes certain milestones, such as the financial audit for fiscal years 2004 and 2005 and the filing of 10-Qs and 10-Ks for those fiscal years and first two fiscal quarters of 2006.

         The Letter provides that the first two loan installments (up to $60,000 in the aggregate) will be unsecured. The Company's obligation to repay the remaining $140,000 will be secured by all of the Company's rights in the GTRC Intellectual Property (as defined below) and any other intellectual property the Company has rights in. The Letter contemplates that:

         (a) the loans will bear interest at the per annum rate of 9%, calculated on the basis of a 360-day year comprised of twelve 30 day months;

         (b) the Company will pay the principal amount due under the loans, together with interest, on or prior to the first anniversary of the effective date of each loan; and

         (c) the Company will be entitled to prepay the loans, without premium or penalty, at any time, in whole or in part, provided that each prepayment is accompanied by accrued interest on the amount prepaid.

         The parties have agreed to negotiate in good faith, and make reasonable efforts to enter into, a definitive loan agreement for the repayment of the loans described above within 30 days from the date of the Letter's execution by the parties, on terms consistent with those set forth in the Letter. KCK's performance of its obligations under the Letter is subject to the completion of its due diligence investigation of the Company. Prior to entering into a definitive loan agreement KCK may, in its sole discretion and by written notice to the Company, elect to terminate the Letter. In the event of such termination, the obligations of the parties under the Letter will cease and the Company may repurchase the shares of Common Stock issued to nominees of KCK within 45 days from the date of such termination.

         The first $30,000 was paid to Georgia Tech Research Corporation ("GTRC"), one of the Company's technology development partners, for legal expenses GTRC estimates it will incur to obtain patent protection for the intellectual property it is developing for the Company (the "GTRC Intellectual Property"). Such payment enabled the Company to extend to October 1, 2006 the option period for exercising its right of first refusal for an exclusive license to the GTRC Intellectual Property, which The GTRC Intellectual Property is essential to the development of the Company's ALARM product.

            On May 5, 2006, pursuant to the Letter and after its receipt of the first two installments of the loan offered by KCK, the Board of Directors of the Company authorized the issuance of 128,479,135 shares of the Company's Common Stock (the "Common Shares") to affiliates of KCK. The Common Shares, when issued, will collectively represent over 45% of the issued and outstanding stock of the Company. The Company is issuing such shares in consideration for (a) KCK's advancement to the Company of the funds necessary to pay operating expenses for April 2006 (including payroll and office rental) and on a going forward basis, and (b) KCK's extensive efforts related to identifying potential financing sources, potential strategic partners and marketing opportunities, and new independent auditors for the Company.

            The Common Shares will be issued to affiliates of Keystone, KSRA and Commonwealth pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 (the "Act"). The Company believes that such shares are exempt from registration under Section 4(2) of the Securities Act because they were sold to a limited group of persons, each of whom was believed to have been a sophisticated investor at the time of the sale, and acquired such shares for investment without a view to resale or further distribution. Restrictive legends stating that the Common Shares may not be offered and sold absent registration under the Act or an applicable exemption therefrom will be placed on certificates evidencing such shares. We believe no form of general solicitation or general advertising was made in connection with the offer or sale of the Common Shares.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On May 5, 2006, the Board of Directors of the Company (a) authorized the appointment of James Zimbler as a director of the Company to fill the vacancy resulting from Everett Bassie's resignation in July 2005, (b) accepted the resignation of Edward Lapsa as interim President and Chief Executive Officer of the Company, effective immediately, and authorized the reappointment of Mr. Lapsa as the Chief Technology Officer of the Company, and (c) authorized the appointments of James L. Trichon as the new President and Chief Executive Officer of the Company, and Kenneth S. Rosenzweig as the new Treasurer of the Company. Each of the above individuals was appointed to serve as a director or officer, as the case may be, effective May 5, 2006.

         James L. Trichon, the newly appointed President and Chief Executive of the Company, has over 30 years senior management experience specializing in strategic planning, marketing, relationship building, reorganization issues, and general management. During the past three years, he has served as an advisor to a wide range of clients. He is also a partner in KSRA, an M&A intermediation, corporate development and capital formation company. Mr. Trichon also serves on the Board of Directors of National Medical Services, Inc.

         From 2000 to 2002, Mr. Trichon served as Managing Partner of Hershhorn & Trichon, L.L.C. ("H & T"), which was established specifically to turnaround Fix-Corp. International, Inc., a NASDAQ-listed (FIXC) plastic recycling and pallet manufacturing company with plants in Ohio, Florida, and Canada employing approximately 250 people. H & T had full management control and representation on FIXC's board of directors.

         Kenneth S. Rosenzweig is Founder and CEO of KSRA. He has over 35 years experience in business strategy, planning, and transactions, including capital formation, mergers and acquisitions, and licensing arrangements. He has held executive-level positions at Atlas Chemical, ICI and Zeneca, including worldwide head of new business development for the $3 billion division of Zeneca known as Specialty Chemicals. Since founding KSRA in 1994, Mr. Rosenzweig has been a financial and strategic advisor to numerous companies, ranging from pre-revenue start ups to large cap companies. He is also a founding member and principal of Diamond State Ventures, a high technology business cultivator that provides support for emerging high technology businesses in the Mid-Atlantic region.

         From February 2005 to February 2006, KSRA provided strategic planning and consulting services to the Company. The fees the Company paid to KSRA during that period totaled $157,504.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            AIMSI TECHNOLOGIES, INC.


Date:    May 9, 2006        By:  /s/ Roland Edison
                         ---------------------------------------
                                  Roland Edison
                               Chairman of the Board